LEASE AGREEMENT

     This LEASE AGREEMENT is entered into this 3rd day of April, 1996, by and between LOS ALAMOS ECONOMIC DEVELOPMENT CORPORATION, a New Mexico corporation (Landlord) and DRS, INC. (Tenant).

     WHEREAS, Landlord owns the land and building located at the Small Business Center-Annex, 127 Eastgate Drive, Los Alamos, New Mexico (the Property);

     WHEREAS, Tenant desires to lease certain space within the Property for the purposes described herein;

     WHEREAS, the parties are willing to enter into a Lease Agreement upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereby agree as follows:

     i) LEASE. Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord that certain space more particularly described in attached Exhibit A incorporated herein by reference (the Leased Premises) together with a right to the non-exclusive use, in common with the other Tenants, of the common areas of the property provided, however, that Tenant agrees to abide by all reasonable rules and regulations instituted by or on behalf of Landlord in relation to the common areas.

     ii) TERM. The term of this lease shall be for a period of 6 MONTHS commencing On JUNE 1, 1996 and terminating at midnight NOVEMBER 30, 1996 both dates inclusive, unless sooner terminated as herein provided. Tenant will give Landlord 30 days written notice before expiration of this Lease Agreement regarding vacating Leased Premises or negotiation of new Lease.

     iii) RENT. Tenant agrees to pay a total rent of seven thousand five hundred seventy-eight Dollars ($7,578) in lawful money of the United States of America in equal monthly installments of one thousand two hundred sixty-three Dollars ($1,263) due the first day of each and every month in advance to Landlord.

     iv) LATE PAYMENT CHARGES. Tenant shall be assessed a late payment penalty by Landlord according to the following schedule:

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     (a)(a) Should Tenant fail to tender to Landlord its rent payment by the fifth day of the month, a late payment penalty equal to 5% of the monthly rent shall be assessed against Tenant by Landlord which late payment penalties shall accompany the rental payment; and

     (b)(b) Should Tenant fail to tender to Landlord its rent payment by the fifteenth day of the month, a late payment penalty equal to 25% of the monthly rent shall be assessed against Tenant by Landlord which late payment penalties shall accompany the rental payment.

     v) SECURITY DEPOSIT. Tenant has paid to Landlord a total security deposit equal to $1,263 which shall be held by Landlord as security for the payment of any rents owed and any other sums of money, repairs and renovation on account of damages for which the tenant is responsible under the terms and conditions of this Lease. Upon termination of this Lease, any balance of the security deposit remaining after deduction by Landlord shall be refunded, without interest, to Tenant within a reasonable period of time following termination of the Lease. A statement of all expenditures made by Landlord pursuant to this paragraph shall be furnished to Tenant within a reasonable period of time following termination of this Lease.

     vi) USE OF PREMISES. Tenant agrees to operate and maintain the Leased Premises throughout the term of this Lease during ordinary business hours as office space, which shall include the performance of such services as are usually appropriate to such business. Tenant further agrees to conduct no incidental business on the Leased Premises without the prior written consent of Landlord.

     (a) Tenant further agrees to use the Leased Premises during the term of this Lease only for lawful purposes. Tenant agrees:

     (b)(a) not to suffer or permit the Leased Premises or the improvements thereon or any part thereof, to be used for any purpose or use violation of any law, ordinance, or regulation of any governmental entity, or in any manner that would constitute a nuisance or any unreasonable annoyance to the owners or occupants of adjoining or neighboring property, or for any extrahazardous purpose or in any manner that might violate any policy or policies of insurance at any time carried on the building by Landlord;

     (c)(b) not to keep or permit to be kept thereon any gasoline or other combustible petroleum product without first obtaining the written consent of Landlord and all insurance companies carrying fire insurance, rental insurance or other insurance on the Property;


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     (d)(c) not to suffer or permit the Leased Premises or the improvements thereon or the part thereof to be used in any manner that will injure or impair the structural strength of any building or improvement construction thereon; and

     (e)(d) not to suffer or permit to be installed or used on the property or in any of the improvements any machinery or apparatus the weight or vibration of which would tend to injure or impair the structural strength of such improvements.

     vii) POSSESSION. If Landlord is unable to give possess of the Leased Premises to Tenant on the commencement date of the Lease as provided for in paragraph 2 of this Lease, because of:

     (a)(a) the holding over or retention of possession by any Tenant, Tenants or occupants;

     (b)(b) fire, acts of God or other events not under control of the Landlord; or

     (c)(c) for any other reason, the Landlord shall not be subject to liability to Tenant for the failure to five possession on commencement date. If Landlord is unable to give Tenant possession of the Leased Premises, the rent payments due Landlord by Tenant shall not commence until the Leased Premises are available for occupancy by Tenant. No such failure to give possession at the commencement on the date of this Lease shall affect the validity of this Lease or the obligations of Tenant hereunder, except as to abatement of rent during any such period of non-occupancy, nor shall the same be construed to extend the term of this Lease.

     viii) SERVICES. Landlords shall provide to or on behalf of Tenant, subject to rules and regulations promulgated by or on behalf of Landlord from time to time, the following described services:

     (a)(a) A receptionist during regular business hours for directing visitors to the Leased Premises;

     (b)(b) The use by Tenant of the conference room located on the Property for the total period of two hours per month which period shall be non-cumulative;

     (c)(c) A photocopier machine which shall be available to Tenant on a first come, first serve basis subject to a per copy charge;

     (d)(d) A telephone system as more particularly described in attached Exhibit B incorporated herein by reference (It is understood that the Tenant is not obligated to utilize the telephone system provided by Landlord;

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however, the Landlord's system must be utilized by Tenant if Tenant desires to have its phone answered by Landlord's receptionist which answering service shall be subject to the charges set forth in Exhibit (B); and

     (e)(e) Landlord may, from time to time, provide such other services to Tenant as Landlord, in its sole and absolute discretion shall determine.

     ix) UTILITIES. Tenant shall be responsible for all utilities allocable to the use of the Leased Premises and such utilities shall be paid to Landlord by Tenant in accordance with the option selected by Tenant below (mark out the options that are not applicable):

     (a)(a) ____X___(a) The cost of utilities, including gas, electric, water, sewer and municipal garbage removal charges, is incorporated within the Tenant's rent as set forth in paragraph 3 of this Agreement. (SEE EXHIBIT C)

     x) MAINTENANCE AND REPAIRS. Tenants shall take care of the interior of the Leased Premises and the fixtures and appurtenances therein and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition. All damage or injury to the Leased Premises and to its fixtures, glass, appurtenances and equipment caused by Tenant moving property in or out of the Property or by installation or removal of furniture, fixtures, or other property, or resulting by fire, explosion, air conditioning unit or systems, short circuits, leakage of water, stream, or any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agent, visitors, or licensees shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord. All the aforesaid repairs, restorations and replacements shall be in good quality and class equal to the original work or installation and shall be done in a good and workmanlike manner. If Tenant fails to make such repairs, restorations, or replacements, the same may be made by Landlord at the expense of Tenant and all sums to be spent and expenses incurred by Landlord shall be collectable as additional rent and shall be paid by Tenant within thirty (30) days after rendition of the bill or statement therefore to Tenant by Landlord. Tenant further agrees that it shall, at its own expense, furnish all necessary janitorial and cleaning services which are appropriate for the maintenance of the Leased Premises.

     xi) ALTERATIONS. Tenant shall make no major alterations, decorations, additions or improvements in or to the Leased Premises without the Landlord's prior written consent, but Landlord agrees that such consent shall not be unreasonably withheld. As a condition precedent to the Landlord's consent, Tenant shall deliver to Landlord written plans and specifications for all such work. Tenant shall comply with all

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governmental rules and regulations in connection with such work and shall prevent any lien or obligation from being created against or imposed upon the Leased Premises and will discharge all liens or charges for services rendered or material furnished immediately after said liens occur or said charges become due and payable.

     (a) All alterations, additions, erections or improvements on or in the Leased Premises at the expiration of this Lease, except trade fixtures shall, at the option of Landlord, become a part of the Leased Premises, and shall remain upon and be surrendered with the Leased Premises as part thereof at the termination of the Lease. Should Tenant fail to remove any furniture or fixtures or personal property of any kind, then the same shall be considered as abandoned and become the property of Landlord. In the event Landlord requests Tenant to remove additions or alterations, Tenant, at its expense, shall, upon expiration of the term of this Lease, restore the Leased Premises to the same and as good an order and condition as when the same when entered upon by Tenant, ordinary wear and tear excepted; and in default thereof, Landlord may affect such removals and repairs and Tenant shall pay Landlord the cost thereof as additional rent, with interest at a rate of 10% per annum from the date of payment by Landlord.

     xii) LANDLORD'S RIGHT OF ACCESS. Landlord or Landlord's agents shall have the right to enter the Leased Premises at all reasonable hours to examine the same, to show the Leased Premises to prospective purchasers or lessees of the Leased Premises and to make such decorations, repairs, alterations, improvements, or additions as Landlord may deem necessarily desirable either to the Property or to the Leased Premises without unreasonable interruption of Tenant's business in the Leased Premises, and Landlord shall be allowed to take all material into and upon the Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part and the rent shall be in no way abate while the decorations, repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of the Tenant because of the prosecutions of any such work, or otherwise.

     xiii) ASSIGNMENT AND SUBLETTING. Tenant shall not transfer, assign, sublet, enter into license or concession agreements, change ownership, mortgage or hypothecate this lease of the Tenant's interest in and to the Leased Premises without the prior written consent of Landlord. Any attempt to transfer, assign, sublet, license or concession agreement, change of ownership, mortgage or hypothecation without the Landlord's consent shall be void and confer no rights upon any third party. Without in any way limiting the Landlord's right to refuse to give consent for any other reason or reasons, the Landlord reserves the right to refuse to give such consent, if in Landlord's reasonable business judgment the financial worth of the new Tenant is less than that of the Tenant executing this Lease. Nothing herein contained shall relieve Tenant from its covenants and obligations for the term of this Lease. Tenant agrees to reimburse Landlord's reasonable attorneys' fees incurred in connection with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership mortgage or hypothecation of this Lease or Tenant's interest in or to the Leased Premises. Each transfer,

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assignment, subletting, license, concession agreement, mortgage or hypothecation of this Lease or Tenant's interest in or to the Leased Premises. Each transfer, assignment, subletting, license, concession agreement, mortgage or hypothecation to which there has been consent shall be by an instrument in writing and in form satisfactory to Landlord.

     xiv) INSURANCE AND INDEMNITY

     (a)(a) Duty of Landlord. The Landlord, at its own cost and expense, shall keep the Property insured during the term of this Lease against loss or damage by fire or other hazard. Landlord shall further maintain, at its own cost, liability insurance on the common areas.

     (b)(b) Duty of Tenant. Tenant may, during the term of the Lease hereof keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises, its contents and the business conducted by Tenant in the Leased Premises. All property of all kind that may be on or in the Leased Premises during the term of this Lease shall be at the sole risk of Tenant, Landlord shall not be liable to Tenant or any other person from any injury, loss or damage to the Property of or to any person on the Leased Premises.

     (c)(c) Indemnification of Landlord. Tenant will indemnify Landlord and save him harmless from and against any and all claims, actions, damages, liability and expenses in connection with the loss of life, personal injury in/or damage to the property arising from or out of any occurrence in, upon or at the Leased Premises or the occupancy or use by Tenant of the Leased Premises, in common areas or any part thereof, or occasioned wholly or in part by any act or omission by Tenant, its agents, contractors, employees, servants, lessees. In case Landlord shall, without fault on its own part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigations. Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing the convenants and agreements of this Lease.

     xv) QUIET ENJOYMENT. Landlord represents that:

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     (a)(a) Landlord is rightful owner of the Property and the Leased Premises and has the right to make this Lease.

     (b)(b) Tenant, upon paying the rent herein reserved and upon performance of all terms and conditions of this Lease, shall at all times during the term of this Lease, peacefully and quietly have, hold and enjoy the Leased Premises.

     xvi) SURRENDER. Tenant shall surrender and deliver the Leased Premises, together with all fixtures and improvements presently in the Leased Premises, at the expiration of this Lease or sooner termination of the term, in good repair and condition, broom-clean and free of Tenant's property. It is agreed that if, after the expiration of this Lease, Tenant shall, with the Landlord's written consent remain in the possession of the Leased Premises and shall continue to pay rent, such Tenant shall be regarded as a Tenant from month-to-month, any monthly rental, payable in advance, equivalent to one hundred fifty percent (150%) of the monthly rental installments called for hereunder or any extensions hereof and shall otherwise be subject to all the terms and conditions of this Lease. Landlord or Tenant may terminate this month-to-month tenancy with 30 day written notice to the other party.

     xvii) EVENT OF DEFAULT. If any one or more of the following happen (hereinafter called and Event or Events of Default):

     (a)(a) If default shall be made in the punctual payment of rent payable under this Lease when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days after written notice of default is sent to Tenant; or

     (b)(b) If default shall be made by Tenant in the performance or compliance with any of the covenants, agreements, terms, or conditions contained in this Lease other than that referred to in the foregoing subparagraph (a), and such default shall continue for a period of ten (10) days after written notice is sent thereof from Landlord to Tenant, or in the case of default for a contingency which cannot with due diligence be cured within such period of ten
(10) days, Tenant fails to proceed promptly and with all due diligence to cure the same and hereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with the default not susceptible to being cured with due diligence within ten (10) days that the time of Tenant in which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence); or

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     (c)(c) If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy code or any other present or any future federal bankruptcy code or any other statutory law, or shall seek to consent to or acquiesce in the appointment of any receiver, or liquidator of Tenant or of all or any substantial part of its properties or of the Leased Premises; or

     (d)(d) If within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future applicable federal, state or other statutory law, such proceeding shall not have been dismissed, or within sixty (60) days after the appointment without the consent or acquiescence of Tenant, or of any Trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or the Leased Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated;

     (e) THEN, AND IN ANY SUCH event Landlord, at any time thereafter, may give notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the term thereof shall expire and terminate on the date specified in such notice which shall be ten (10) days after the giving of such notice, and upon the date specified in such notice, this Lease and the Term thereof shall expire and terminate and Tenant shall remain liable as hereinafter provided, unless before any such notice of termination of this Lease is mailed to, or served Tenant, all arrears of rent and other amounts payable under this Lease, together in each case with interest thereon at the rate of ten (10%) per annum from the date when the same became due and payable and all costs and expenses incurred by or on behalf of Landlord in regard to the Leased Premises, including reasonable attorneys' fees, shall be then fully paid for on behalf of Tenant, and all other defaults at the time existing under this Lease shall have been fully cured and made good or secured to the satisfaction of Landlord, in which event the consequences of such Event of Default shall be deemed to be annulled.

     (f) Upon any such expiration or termination of this Lease, Tenant shall quietly and peacefully surrender the Leased Premises to Landlord, without any payment therefor by Landlord, then Landlord upon or at any time after such expiration or termination, may without further notice, enter upon or re-enter the Leased Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment, or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Leased Premises without being liable to prosecution therefor.

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     xviii) NOTICE. All and any notice required to be given hereunder by the parties shall be either hand delivered or properly mailed, postage prepaid to the parties as follows:

     (a)

     (b) Landlord:     Los Alamos Economic Development

                   (c) Post Office Box 715

                   (d) Los Alamos, NM  87544



     (e)

     (f) Tenant:       DRS, INC.

                   (g) 127 Eastgate Drive

                   (h) Los Alamos, NM  87544

     xix) PARKING. Tenant, its business invitees and licensees shall have the right to use, in common with the other tenants, during normal business hours, the parking lots located on the Property. Tenant shall respect the right of other tenants, their business invitees and licensees to use the parking lot and under no circumstances shall Tenant have the right to park vehicles overnight in the parking lot. Vehicles in violation of this provision shall be towed and their owners shall assume all risk and expense for such towing. No vehicles, including motorcycles, shall be parked in driveways, sidewalks, or patios. Bicycles should not be parked where they affect pedestrian movement, and shall not be left in common areas of the property.

     xx) COMMON AREAS. Landlord shall keep the common area in good repair and in clean condition. Landlord shall specifically provide all necessary janitorial and cleaning services, care and maintenance of the common areas, including wiring and plumbing for the property.


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     xxi) SIGNS. Landlord shall provide, at its own expense, signs on the doors of the Leased Premises. Any additional signs which the Tenant may wish to erect shall only be permitted with the prior written consent of the Landlord.

     xxii) MISCELLANEOUS.

     (a) Unenforceable Provisions. If any provisions of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect.

     (b) Successors or Assigns. The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of the Landlord, its successors and assigns and of Tenant, its successors and assigns except as otherwise provided herein.

     (c) Expenses of Default; Reasonable Attorneys' Fees. All expenses, including reasonable attorneys' fees occasioned by the default of a party hereunder shall be borne by the defaulting party. Should any legal proceedings be necessary with regard to this Lease, the prevailing party shall be entitled to reasonable attorneys' fees and costs awarded by the court as part of any judgment recovered therein.

     (d) Additional Provisions. Additional provisions regarding the use, possession and occupancy of the Leased Premises are set forth in attached Exhibit C to this Lease which are incorporated herein by reference. If there is a conflict between the terms and conditions of this Lease and the Additional Provisions, the Additional Provisions shall control.

     (e) Non-Waiver of Default. The failure of Landlord to take any action with respect to any default by Tenant under this Lease, shall not constitute a waiver by Landlord of any of its respective rights under this Lease.

     (f) Amendment. This Lease constitutes the total understanding of the parties and no modification hereof shall be effective except when in writing and signed by all parties hereto.

     (g) Nondiscrimination. There shall be no discrimination based on race, color, creed, national origin or gender in the use and occupancy of the Leased Premises.

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     (h) Governing Law. This Lease is made in the State of New Mexico and its validity and the rights and obligations of the parties hereunder shall be determined in accordance with the laws of the State of New Mexico.

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EXHIBIT A

     SECOND FLOOR

FIRST FLOOR

                                   LOS ALAMOS

                              SMALL BUSINESS CENTER
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                  ANNEX


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                                   EXHIBIT B
                Tenant will provide their own telephone system.

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                                   EXHIBIT C

     If Landlord determines that tenant usage substantially exceeds nominal operations per unit area utility usage, it will be necessary to review lease rates to compensate for such usage. Tenant agrees to negotiate with Landlord to determine a reasonable surcharge to cover the extraordinary utility usage. If an agreement as to a reasonable surcharge cannot be reached between the Landlord and Tenant, the Landlord shall have the option of having the Tenant's usage metered separately. In such a situation, the Landlord would reduce Tenant's rental rate by $1.00 per square foot per year and the Tenant would assume responsibility for the utility bill for its leased space.

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                                ACKNOWLEDGMENTS

STATE OF NEW MEXICO  )
                     ) ss.

COUNTY OF LOS ALAMOS )

     This Lease was acknowledged before me this _______ day of _____________, 19____, by James M. Greenwood, Executive Director of the Los Alamos Economic Development Corporation, a New Mexico Corporation, on behalf of said Corporation.


                              ---------------------------------------
                                          Notary Public

My Commission expires:

 ------------------------


                         ACKNOWLEDGMENT FOR CORPORATION

STATE OF NEW MEXICO   )
                      ) ss.

COUNTY OF LOS ALAMOS  )

     This Lease was acknowledged before me this _______ day of _____________, 19____, by __________________ (Name of Officer) of ____________________ a
____________________ Corporation, on behalf of said Corporation.


                              ---------------------------------------
                                         Notary Public

My Commission expires:

 -----------------------

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year above written.

                            LANDLORD:

                            Los Alamos Economic Development Corporation

                            By:___________________________________________
                               Its Executive Director


                            Tenant:_______________________________________
                                   Its Executive Director